EXHIBIT 23.4

[LETTERHEAD OF WZI INC.]

WZI INC

WZI Inc., hereby consents to the incorporation by reference to our report, or information contained therein, dated January, 2006, prepared for Whittier Energy Corporation in the Registration Statement on Form S-8 of Whittier Energy Corporation for the filing dated on or about September 5, 2006 and the Whittier Energy Corporation Annual Report on Form 10-KSB for the year ended December 31, 2005.

WZI INC.

By:	/s/ Mary Jane Wilson
Mary Jane Wilson President and CEO

September 5, 2006
Bakersfield, California